UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2026

VIRTUIX HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-43067	46-4371395
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11500 Metric Blvd, Suite 430 Austin, TX	78758
(Address of principal executive offices)	(Zip Code)

(512) 947-9029

Registrant’s telephone number, including area code:

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange On Which Registered
Common Stock	VTIX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Change of Independent Registered Public Accounting Firm.

On August 4, 2026, the Company entered into an engagement letter with EisnerAmper LLP ("EisnerAmper"), pursuant to which EisnerAmper was engaged as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2027. The engagement of EisnerAmper was approved by the Audit Committee of the Board of Directors. In connection with such engagement, M&K CPAS, PLLC ("M&K") ceased serving as the Company's independent registered public accounting firm, effective upon execution of the engagement letter.

The reports of M&K on the Company's consolidated financial statements for the fiscal years ended March 31, 2026 and March 31, 2025 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles, except that M&K's reports included an explanatory paragraph regarding the Company's ability to continue as a going concern.

During the Company's fiscal years ended March 31, 2026 and March 31, 2025, and the subsequent interim period through the date M&K ceased serving as the Company's independent registered public accounting firm, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and M&K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of M&K, would have caused M&K to make reference thereto in its reports on the Company's consolidated financial statements.

During the Company's fiscal years ended March 31, 2026 and March 31, 2025, and the subsequent interim period through the date M&K ceased serving as the Company's independent registered public accounting firm, there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided M&K with a copy of the foregoing disclosures and requested that M&K furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosures. A copy of M&K's letter, dated August 5, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

On August 4, 2026, the Audit Committee approved the engagement of EisnerAmper as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2027, and, effective upon execution of the engagement letter between the Company and EisnerAmper, EisnerAmper was engaged as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2027.

During the Company's fiscal years ended March 31, 2026 and March 31, 2025, and the subsequent interim period prior to the engagement of EisnerAmper, neither the Company nor anyone on its behalf consulted EisnerAmper regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that EisnerAmper concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from M&K CPAS, PLLC, dated August 5, 2026, regarding change in certifying accountant.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2026

VIRTUIX HOLDINGS INC.

By:	/s/ Jan Goetgeluk
Jan Goetgeluk
Chief Executive Officer
(Principal Executive Officer)

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